Exhibit 99.1
Investor Update
April 26, 2016

This investor update provides Spirit's second quarter and full year 2016 guidance. All data is based on preliminary estimates.

		2Q16E
Capacity - Available Seat Miles (ASMs)
Year-over-Year % Change		23.8%

Adjusted Operating Margin(1)	20.5%	-	22.0%

Adjusted Operating Expense per ASM (CASM) (cents)
Adjusted CASM ex-fuel year-over-year % change(2)		Decrease of Approx. 5.0%

Average Stage Length (miles)		980

Fuel Expense ($)
Fuel gallons (millions)		76.6
Economic fuel cost per gallon(3)		$1.45

Selected Operating Expenses ($Millions)
Aircraft rent		$51.4
Depreciation and amortization		$27.8

Interest Expense, net of Capitalized Interest ($Millions)
Interest expense		$10.3
Capitalized interest		(3.0)
Interest expense, net of capitalized interest		$7.3

Effective Tax Rate		37%

Wtd. Average Share Count (Millions)
Diluted		71.6

Full Year 2016 Guidance

Full Year 2016E
Capacity - Available Seat Miles (ASMs)
Year-over-Year % Change	20%

Operating Expense per ASM (CASM) (cents)
Adjusted CASM ex-fuel year-over-year % change(3)	Approx. flat

Average Stage Length (miles)	980

Fuel gallons (millions)	301.9

Selected Operating Expenses ($Millions)
Aircraft rent	$220	-	$230
Depreciation and amortization	$100	-	$110

Interest Expense, net of Capitalized Interest ($Millions)
Interest expense	$42.0
Capitalized interest	(13.8)
Interest expense, net of capitalized interest	$28.2

Effective Tax Rate	37%

Wtd. Average Share Count (Millions)
Diluted	71.7

Capital Expenditures
Aircraft capital expenditures(5)	$483
Other capital expenditures	100
Gross capital expenditures(4)	$583

Anticipated proceeds from issuance of long-term debt	$417

Other Working Capital Requirements
Payments for heavy maintenance events(5)	$75
Pre-delivery deposits for flight equipment, net of refunds	$218
Pre-paid maintenance deposits, net of reimbursements	$35
Footnotes

(1)	Excludes special items which may include loss on disposal of assets, and special charges.
(2)	Excludes all components of fuel expense, loss on disposal of assets, and special charges.
(3)	Includes fuel taxes and into-plane fuel cost.
(4)	Includes amounts related to 11 aircraft delivered or scheduled to be delivered in 2016, including $141 million that was funded as pre-delivery deposits in prior years.
(5)	Payments for heavy maintenance events are recorded as Long-term deposits and other assets within "Changes in operating assets and liabilities," on the Company's cash flow statement.

Spirit Airlines, Inc.

	Aircraft Delivery Schedule (net of Scheduled Retirements) as of April 26, 2016
	A319	A320 CEO	A320 NEO	A321 CEO	A321 NEO	Total
Total Year-end 2015	29	42	—	8	—	79

1Q16	—	2	—	2	—	4
2Q16	—	1	—	3	—	4
3Q16	(2)	—	1	2	—	1
4Q16	(1)	—	4	1	—	4
Total Year-end 2016	26	45	5	16	—	92

2017	(1)	4	—	9	—	12
2018	(4)	5	4	5	—	10
2019	(1)	1	12	—	—	12
2020	(7)	—	16	—	—	9
2021	(5)	—	18	—	—	13
Total Year-end 2021	8	55	55	30	—	148

Notes:
Includes aircraft on firm order (including certain down-conversions and deferrals as recently negotiated with Airbus) as well as 5 leased A320neo aircraft.
The listed A321ceo aircraft in 2017 reflect scheduled deliveries of 11 A321ceo aircraft, net of 2 A321ceo lease expirations.

Seat Configurations
A319	145
A320	178/182
A321	218/228

Forward-Looking Statements
Statements in this release and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act) which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's intentions and expectations regarding the delivery schedule of aircraft on order, guidance and estimates for the second quarter and full year 2016 including expectations regarding the delivery schedule of aircraft on order, announced new service routes, revenues, cost of operations, operating margin, capacity, CASM, CASM ex-fuel, fuel expense, economic fuel cost, expected unrealized mark-to-market gains or losses, capital expenditures and other working capital requirements, aircraft rent, depreciation and amortization, fuel hedges and tax rates. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below. Furthermore, such forward-looking statements speak only as of the date of this report. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Additional risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. You should carefully consider the risks described below and the other information in this report. If any of the following risks materialize, our business could be materially harmed, and our financial condition and results of operations could be materially and adversely affected. References in this report to “Spirit,” “we,” “us,” “our,” or the “Company” shall mean Spirit Airlines, Inc., unless the context indicates otherwise. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.